UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 27, 2010

EN2GO INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50480	98-0389557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2921 West Olive Avenue, Burbank, California 91505
(Address of Principal Executive Offices)

(818) 433-7191
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Directors and Officers

Effective March 26, 2010, Paul Fishkin resigned as President, Chief Financial Officer and Chairman of the Board of Directors of the Company.  Mr. Fishkin will continue to serve as a member of the Board of Directors.

(c)	Appointment of Directors and Officers

Effective March 27, 2010, Mr. Robert Rosner was appointed to serve as our acting interim President, Chief Executive Officer and Chief Financial Officer.

Robert Rosner, 45, has served as the Chairman and Chief Executive Officer of Wataire International, Inc.
(OTC BB “WATAR”) since August 2005, and was reappointed as President in January 2008.  Formerly he was President from August 2005 to April 2007. Mr. Rosner also currently serves as Corporate Secretary of Wataire International, Inc. He was appointed Corporate Secretary in March 2007.  During his tenure with Wataire International, Inc. he was also the Vice President of Regulatory Affairs and Compliance and Corporate Secretary from August 2003 until August 2005.    Wataire International, Inc. is based out of Woodland Hills, CA and engages in the manufacture, marketing, and distribution of commercial and home/office atmospheric water generation machines.

Mr. Rosner has held Directorships with Wataire International, Inc. from August 2003 to the current date and he has also served as President and director of Fortuna Silver Mines Inc.; a company listed on the TSX (“FVI”) and OTC BB (“FVITF”), from June 1996 to January 2005.

Robert Rosner has over 25 years of experience as a dynamic and intuitive business leader and venture capitalist. His public company experience spans the mining and oil and gas resource sectors, as well as high tech and consumer goods. He has authored sales and marketing books, and developed and led sales leadership training programs.

There are no existing family relationships among our directors and interim executive officer.  Mr. Rosner has not previously held any positions with the Company and there have been no related party transactions between Mr. Rosner and the Company.   There is no material plan, contract or arrangement (whether or not written) to which Mr. Rosner is a party or in which Mr. Rosner participates that is entered into, nor any material amendment in connection with the appointment of Mr. Rosner, nor any grant or award to Mr. Rosner or modification thereto, under any such plan, contract or arrangement in connection with the appointment of Robert Rosner.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EN2GO INTERNATIONAL, INC.

April 1, 2010

BRUCE SCHMIDT
Bruce Schmidt
Corporate Secretary